August 16, 1996


Mr. Al Lieberman
The Balcor Company
Bannockburn Lake Office Plaza
2355 Waukegan Road, Suite A200
Bannockburn, IL  60015

     Re:  Courtyards of Kendall

Dear Al:

This letter is confirm that the contracts for the above properties are terminated and will not be reinstated until which time the non-refundable earnest money can be wired and we are otherwise in agreement on all terms.

The Earnest Money funds outstanding shall be returned.

Very truly yours,

/s/ Harry Bookey

Harry Bookey


cc:  Morty Poznak
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